TOTAL S.A.

AND

THE BANK OF NEW YORK

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of October 30, 1991,

as amended and restated an of September 30, 1993,

as further amended and restated as of  May 6, 1999,

as further amended and restated as of June 21, 1999,

as further amended and restated as of __________, 2003

AMENDED AND RESTATED DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of October 30, 1991, as amended and restated on September 30, 1993, as further amended and restated as of May 6, 1999, as further amended and restated as of June 21, 1999, and as further amended and restated as of ___________, 2003 among TOTAL S.A. (f/k/a Total Fina Elf S.A.), a société anonyme organized under the laws of The Republic of France (herein called the “Company”), THE BANK OF NEW YORK, a New York banking corporation (herein called the “Depositary”), and all holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.

American Depositary Shares.

The term “American Depositary Share” shall mean an undivided interest in the Deposited Securities equal to one-half (1/2) of one Share (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event) and the corresponding interest in all other securities, property and cash received by the Depositary or the Custodian in respect of such Share at any time held hereunder, subject to adjustment as provided in Sections 4.03 and 4.08.  Notwithstanding the foregoing, if at any time certain Deposited Securities have rights in respect of any distribution of cash, securities or other property or Shares which are different from the rights of other Deposited Securities by reason of date of issuance or otherwise, the Depositary shall identify such Deposited Securities separately, and, until such time as such different rights no longer exist, each American Depositary Share shall represent an undivided interest in one-half (1/2) of one Share (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event) of the Deposited Securities in respect of which such American Depositary Share was issued, and a corresponding interest in all other securities, property and cash received by the Depositary or the Custodian in respect of such Share at any time held hereunder, subject to adjustment as provided in Sections 4.03 and 4.08.

SECTION 1.2.

Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States of America or any successor governmental agency in the United States of America.

SECTION 1.3.

Company.

The term “Company” shall mean TOTAL S.A., a société anonyme organized under the laws of The Republic of France, and its successors.

SECTION 1.4.

Custodian.

The term “Custodian” shall mean the principal Paris office of BNP Paribas Securities Services at 3 rue d'Antin, F-75002 Paris, France as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05 as agent of the Depositary for the purposes of this Deposit Agreement or as substitute or additional custodian or custodians hereunder, as the context shall require, and the term “Custodians” shall mean all of them, collectively.

SECTION 1.5.

Deliver; Deposit; Surrender; Transfer; or Withdraw.

The terms “deliver”, “deposit”, “surrender”, “transfer” or “withdraw”, when used with respect to Shares, shall, when referring to Shares which are not issued in certificated form, refer to an entry or entries in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities.

SECTION 1.6.

Deposit Agreement.

The term “Deposit Agreement” shall mean this agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.7.

Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.8.

Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.9.

Dollars.

The term “Dollar” or “Dollars” shall mean United States dollars or such other currency as is for the time being legal tender in the United States of America.

SECTION 1.10.

Euro.

The term "Euro" shall mean the common currency of the participating member countries in the European Monetary Union.

SECTION 1.11.

Eligible Owner.

The term “Eligible Owner” shall mean all Owners (as defined in Section 1.12) whose names do not appear in the Nominee List published from time to time by the American Society of Corporate Secretaries, Inc., or any similar publication.

SECTION 1.12.

Owner.

The term “Owner” shall mean the person or persons in whose name or names a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13.

Receipt.

The term “Receipt” or “American Depositary Receipt” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, in substantially the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided in this Deposit Agreement.

SECTION 1.14.

Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.15.

Restricted Receipt.

The term “Restricted Receipt” shall mean any Receipt evidencing American Depositary Shares representing the right to receive Restricted Securities issued pursuant to Section 4.04 hereunder in connection with the issuance of rights by the Company as set forth in such Section.  Any such Restricted Receipt shall be held by the owner thereof and legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

SECTION 1.16.

Restricted Securitites.

The term “Restricted Securities” shall mean Shares, or Receipts evidencing the right to receive such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or The Republic of France, the statuts of the Company or under any agreement.

SECTION 1.17.

Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18.

Shares.

The term “Shares” shall mean shares of the Company, heretofore validly issued and outstanding and fully paid and non-assessable or hereafter validly issued and outstanding and fully paid and non-assessable.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided, however that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1.

Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided, engraved or printed or lithographed and shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement, or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory of the Depositary has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall have been transferred on the books of the Depositary, as provided in Section 2.04, the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute Owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2.

Deposit of Shares.

All American Depositary Shares will represent Shares in bearer form unless the holder notifies the Depositary that it requests Shares in registered form.  The Depositary will carry out all necessary procedures so that at any given time, commencing as of December 14, 1992, the number of Shares representing American Depositary Shares that are entitled to double voting rights under French Company law and the statuts of the Company is equal to the equivalent number of American Depositary Shares that would be entitled to double voting rights in accordance with Section 4.07.  For purposes of determining whether American Depositary Shares are entitled to double voting rights, upon a sale or other disposition of American Depositary Shares by an Eligible Owner, unless otherwise specified by such Eligible owner, the Depositary shall presume that the most recently acquired American Depositary Shares are being sold or otherwise disposed of by such Eligible Owner.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of the right to receive Shares may be deposited in favor of the Depositary by inscription in the name of the Depositary in a share account maintained by the Company or its agent in the case of Shares in registered form or in an account maintained by the Custodian in the case of Shares in bearer form, pursuant to appropriate instructions for transfer in a form satisfactory to the Company or its agent or the Custodian, as the case may be, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares so deposited.  The Company or its agent for registration and transfer of Shares in the case of Shares in registered form, or the Custodian in the case of Shares in bearer form, will, upon request by the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in The Republic of France, if any, which is then performing the function of the regulation of currency exchange.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian with respect to such Shares of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Copies of the instruments with respect to Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

As long as the Depositary holds any Shares pursuant to this Deposit Agreement, the Depositary shall ensure that at least one Share held in the name of the Depositary is in registered form.

SECTION 2.3.

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02, together with the other documents required as specified herein, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement (including, but not limited to the terms and conditions contained in Section 2.02), shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary or requested by the person depositing such Shares with the Depositary, a Receipt or Receipts, registered in such name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the relevant portion of the Deposited Securities.

SECTION 2.4.

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, including payment of the fees of the Depositary as provided in Section 5.09, shall register transfers on its transfer books from time to time of Receipts, upon surrender, by the Owner in person or by a duly authorized attorney, of any Receipt properly endorsed or accompanied by proper instruments of transfer, and duly stamped, as may be required by the laws of the State of New York and of the United States of America.  Thereupon, the Depositary shall execute a new Receipt or Receipts representing the same aggregate number of American Depositary Shares as were evidenced by the Receipts surrendered and deliver the same to or upon the order of the person entitled thereto but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as were evidenced by the Receipt or Receipts surrendered.

The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.

The Depositary, at its expense, may appoint one or more co-transfer agents approved by the Company, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or holders of Receipts or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5.

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities for the cancellation of Receipts and subject to the terms and conditions of this Deposit Agreement, the Company's statuts and the Deposited Securities, the Owner of such Receipt shall be entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or its agent for registration and transfer of Shares in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form, of the amount of Deposited Securities at the time evidenced by such Receipt; provided, however, that the Depositary will not accept for surrender a Receipt representing fewer than two American Depositary Shares or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).  Such transfer shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or its agent in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form.  Thereupon the Depositary shall, in its discretion, effect the transfer of, or direct one (or more) of the Custodians, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to effect the transfer of, the amount of Deposited Securities evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities evidenced by such Receipt, or of any proceeds of sale of any such dividends or distributions which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6.

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.07.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended and the transfer of Receipts in particular instances may be refused or the registration of transfer of outstanding Receipts generally may be suspended during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason subject to Section 7.07 of this Deposit Agreement.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) any other circumstances specifically contemplated by Section IA(1) of the General Instructions to the Registration Statement on Form F-6, as amended from time to time, under the Securities Act of 1933.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or rights required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or rights.  The Depositary will comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Shares or rights identified in such instructions in order to facilitate the Company's compliance with United States federal and state securities laws, the securities laws of the Republic of France, or any other jurisdiction.

SECTION 2.7.

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond, and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.8.

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary.  The Depositary is authorized to destroy Receipts so canceled.

SECTION 2.9.

Pre-Release of Receipts.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares  in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably  appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.1.

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner may be required from time to time to file such proof of citizenship, residence, exchange control approval or such information relating to the registration of the Shares presented for deposit on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares) or such other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary or any Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt, the distribution of any dividend or other distribution or sale of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed, such certificates are executed or such representations and warranties are made pertaining to such Receipt.  The Depositary shall provide the Company, upon its request, with copies of any such proofs, other information and certificates which it receives.

The Depositary shall provide the Company, upon the Company's request and in a timely manner, with copies of any information or other material which it receives pursuant to this Section 3.01.

SECTION 3.2.

Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities evidenced by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities evidenced thereby until such payment is made, and may withhold any dividends or other distributions or, after attempting by reasonable means to notify such Owner, may sell for the account of the Owner thereof any part or all of the Deposited Securities evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale to payment of such tax or other governmental charge, the Owner of such Receipt remaining liable for any deficiency.

SECTION 3.3.

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement, including every person depositing Shares on behalf of an Owner of Shares, shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable and that the person making such deposit is duly authorized so to do.  Every such person, including every person depositing Shares on behalf of an Owner of Shares, shall also be deemed to represent that such Shares are not Restricted Securities.  Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts therefor.

ARTICLE 4.

THE DEPOSITED SECURITIES.

SECTION 4.1.

Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into Dollars pursuant to Section 4.05 and after fixing a record date pursuant to Section 4.06, promptly distribute the amount thus received to the Owners as of such record date in proportion to the number of American Depositary Shares held by them; provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of any amounts withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of (i) taxes or other governmental charges or (ii) charges of the Depositary in the conversion of foreign currency into Dollars pursuant to Section 4.05 and any other charges of the Depositary pursuant to Section 5.09.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent will remit to the appropriate governmental agency in The Republic of France all amounts withheld and owing to such agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and either the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under any applicable tax treaties for the Owners of Receipts.

SECTION 4.2.

Distributions Other Than Cash or Shares.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Owners as of the record date fixed pursuant to Section 4.06 in proportion to the number of American Depositary Shares held by them in any manner that the Depositary, after prior consultation with the Company, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among such Owners, or if for any other reason (including, but limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution (including, but not limited to, the public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to such Owners as in the case of a distribution received in cash.

SECTION 4.3.

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, including pursuant to any program under which Owners may elect to receive cash or Shares, the Depositary may, upon prior consultation with and approval of the Company, and shall if the Company shall so request, distribute an amount of Receipts evidencing American Depositary Shares representing the amount of Shares received as such dividend or free distribution, and distribute to the Owners as of the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares held by them as of such date, additional American Depositary Shares evidenced by one or more Receipts, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of Receipts evidencing American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.09.  In any case involving fractional American Depositary Shares, the Depositary shall sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional American Depositary Shares are not so distributed or sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed with respect to the Deposited Securities represented thereby.  Except as otherwise provided in this Section 4.03, the Company and the Depositary will not offer Shares to Owners unless a registration statement is in effect with respect to the securities represented by such Shares under the Securities Act of 1933, or the offer and sale of such Shares to Owners are exempt from registration under the provisions of such Act.  Nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any Shares.

SECTION 4.4.

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners, including the distribution of warrants or other instruments therefor in such form as it deems appropriate, or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners.  If, by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If, at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to certain Owners but not to other Owners, (i) the Depositary shall distribute to any Owner with respect to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate and (ii) in respect of Owners to whom the Depositary determines the distribution not to be lawful or feasible, the Depositary shall use reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by such Owners and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners upon an averaged or other practical basis without regard to any distinctions among such Owners resulting from exchange restrictions, the date of delivery of any Receipt or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or to any Owner in particular.

If an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable in respect of American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) the Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase such Shares or other securities, and the Company shall cause the Shares or other securities so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

Except as otherwise provided in this Section 4.04, the Company and the Depositary will not offer rights to Owners unless a registration statement is in effect with respect to the securities represented by such rights under the Securities Act of 1933, or the offer and sale of such rights or securities to Owners are exempt from registration under the provisions of such Act.  Nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any rights or the securities to be received upon exercise of such rights.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.

SECTION 4.5.

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, net of any expenses incurred by the Depositary in connection with the conversion of currency pursuant to this Section 4.05, to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06 in accordance with Sections 4.01, 4.02, 4.03 and 4.04.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners resulting from exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that the Company shall not be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary, after consultation with the Company, may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency proceeds uninvested for the respective accounts of, the Owners entitled to receive the same, without liability for interest thereon.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6.

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes, at the Company's election, a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company if such date is to be different from the payment date established by the Company in respect of the Shares, for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, and shall give instructions for the exercise of voting rights at any such meeting, to give or withhold such consents, to receive such notice or solicitation or to otherwise take action or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the terms and conditions of this Deposit Agreement.

SECTION 4.7.

Voting of Shares.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners (a) a summary in English of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06, (b) a statement that the Owners and holders of Receipts as of the close of business on a record date established by the Depositary pursuant to Section 4.06 herein will be entitled, subject to any applicable provisions of French law, the statuts of the Company and the Deposited Securities (which provisions, if any, including any applicable provisions relating to double voting rights, shall be summarized in pertinent part in such statement), to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (c) summaries in English of any materials or other documents provided by the Company for the purpose of enabling such owner to exercise such voting rights and (d) a statement as to the manner in which such instructions may be given to the Depositary, including a statement as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted, and setting forth the date established by the Depositary for the receipt of such instructions (the “Receipt Date”).  Voting rights may be exercised only in respect of two American Depositary Shares or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).

In accordance with French Company law and the statuts of the Company, effective December 14, 1994, Shares that have been registered in the name of the same holder for at least two years will be entitled to double voting rights.  Similarly, effective December 14, 1994, American Depositary Shares that have been held by the same Eligible Owner for two years or more and representing Shares held in registered form for two years or more will be entitled to double voting rights.  No other American Depositary Shares will be entitled to double voting rights.  Therefore, in order to be eligible for double voting rights, each holder of American Depositary Shares must (i) request that the Depositary hold Shares in registered form as provided in Section 2.02 and (ii) hold Receipts in registered form (i.e., registered in the name of such holder in the books of the Depositary).

Upon receipt by the Depositary of properly completed voting instructions, on or before the Receipt Date, the Depositary shall either, in its discretion, vote such Deposited Securities in accordance with such instructions or forward such instructions to the Custodian, and the Custodian shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the statuts of the Company and the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with any nondiscretionary instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions or in accordance with the statement under (d) above as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Receipt Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares (including the Shares held by the Depositary in registered form which may be entitled to double voting rights) necessary to carry out the instructions of all Owners under this Section 4.07.

SECTION 4.8.

Changes Affecting Deposited Securities.

Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any cash, securities or property received by the Depositary or any Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and each American Depositary Share shall automatically represent an appropriately adjusted proportional interest in the Deposited Securities so received.  In any such case the Depositary may, and shall if the Company so requests, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9.

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the owners summaries in English of such reports and communications when furnished by the Company pursuant to Section 5.06.  Any such reports and communications, including any such proxy solicitation material, furnished to the Depositary by the Company will be furnished in French, unless the Company determines in its discretion to furnish such materials or any of them in English.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the “Commission”).  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

SECTION 4.10.

Lists of Owners.

Promptly upon request by the Company, the Depositary shall furnish the Company with a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the transfer books of the Depositary.

SECTION 4.11.

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges that the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or other governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes and governmental charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them, respectively.

The Depositary will use reasonable efforts to follow the procedures established by the French Treasury for eligible United States Owners to recover the excess 10% French withholding tax initially withheld and deducted in respect of dividends distributed to them by the Company as well as to recover any avoir fiscal payment to be made in accordance with procedures established by the French Treasury.  To effect such recovery and receipt, the Depositary shall provide U.S. resident Owners with the appropriate French tax forms and instructions for completing such forms, which shall be provided by the Company to the Depositary, and shall advise such U.S. resident Owners to return such forms to it properly completed and executed.  Upon receipt of such forms properly completed and executed by U.S. resident Owners, the Depositary shall promptly cause them to be filed with the appropriate French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.05.

SECTION 4.12.

Limitations on Distributions.

Notwithstanding the provisions of Sections 4.01, 4.02, 4.03 and 4.04, the Depositary shall make no distribution in respect of any distribution (in cash, securities, other property or Shares) with respect to Deposited Securities received by it to any Owner whose Receipt evidences an interest in Deposited Securities not entitled, by reason of the date of issuance or otherwise, to the distribution received by the Depositary.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

SECTION 5.1.

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company; provided, however, that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when it deems expedient in connection with the performance of its duties hereunder, after consultation with or at the request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar approved by the Company or; if required by applicable law, one or more co-registrars approved by the Company for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.2.

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner, if by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the statuts of the Company or the Deposited Securities, or by reason of any act of God or war or terrorism or other circumstances beyond their control, the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or pursuant to Section 4.12, such distribution or offering is not to be made available to certain Owners, then the Depositary shall not be responsible for the failure to make such distribution or offering and shall allow any rights, if applicable, to lapse.

SECTION 5.3.

Obligations of the Depositary, the Custodian and the Company.

The Company, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owners or holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expenses and liabilities is furnished to them as often as may be reasonably required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or nonaction by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by them in good faith to be competent to give such advice or information.  Each of the Depositary, the Company and their respective directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast, or the effect of any such vote or for the failure to have Shares denominated in registered form, provided that any such action or nonaction is in good faith and in accordance with the terms of this Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 90th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; however, such predecessor, upon payment of all sums due to it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5.

The Custodians.

The Depositary has appointed the principal Paris office of BNP Paribas Securities Services as Custodian and agent of the Depositary for the purposes of this Deposit Agreement.  Each Custodian or its successors, which shall be an accredited intermediary acting through a specified office located in France, in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may be discharged and, upon prior consultation with the Company, may resign from its duties hereunder by notice of such resignation delivered to the Depositary and (in the case of discharge) the Company at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall be an accredited intermediary acting through a specified office located in France, and each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall be an accredited intermediary acting through a specified office located in France, approved by the Company, and each of which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary, any Custodian shall transfer such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute custodian or additional custodians.  Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder, but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian or as required by French law, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6.

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary or Custodians a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company shall furnish to the Depositary in English annual reports (including audited consolidated financial statements), semi-annual reports (including unaudited interim consolidated financial statements), and summaries in English of notices of shareholders’ meetings and other reports and communications that are made generally available by the Company to holders of Deposited Securities.  If requested in writing by the Company, the Depositary will arrange for the mailing of copies of such reports and summaries to all Owners.  The Company will timely provide the Depositary with such quantity of such reports and summaries as shall be requested by the Depositary from time to time in order for the Depositary to effect such mailings.

SECTION 5.7.

Issuance or Deposit of Additional Shares, etc.

The Company agrees that in the event of any issuance by the Company or a company controlled by the Company of (1) additional Shares (other than stock dividends), (2) rights to subscribe for Shares, (3) securities convertible into Shares or (4) rights to subscribe for such securities, the Company will promptly notify the Depositary of such issuance and, upon written request, furnish to the Depositary, as promptly as practicable, a written opinion from U.S. counsel for the Company, which may be internal U.S. Counsel, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless either a registration statement is in effect as to such Shares under the Securities Act of 1933 or the issuance of such Shares is exempt from the registration requirements of such Act.

Nothing in this Section 5.07 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Company or the Depositary to file a registration statement in respect of any such securities or rights.

SECTION 5.8.

Indemnification.

The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its agents.  Any person seeking indemnification hereunder shall notify the Company of the commencement of any indemnifiable action or claim promptly after any such person becomes aware of such commencement and shall consult in good faith with the Company as to the conduct of the defense of such action or claim (including the compromise or settlement thereof).

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as described in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company and its directors and officers for and hold them harmless from any liability or expense incurred by them as a result of the negligence or bad faith of the Depositary or the Custodian in connection with acts performed or omitted by the Depositary or the Custodian pursuant to this Deposit Agreement or any agreement in furtherance of or in connection with this Deposit Agreement.

SECTION 5.9.

Charges of Depositary.

The Company agrees to pay the fees and reasonable expenses of the Depositary and any Registrar only in accordance with written agreements to be entered into between the Company and the Depositary; provided, however, that the Company shall not pay or be liable for (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, the surrender of Receipts pursuant to Section 2.05 and the distribution of proceeds pursuant to Section 4.04 as hereinafter described, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or the Custodian on the making of deposits or withdrawals hereunder, (4) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement to be at the expense of the person depositing Shares or the Owners, and (5) such expenses an are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05.  Any written agreement signed by the Company and the Depositary relating to the Depositary's fees and expenses under this Deposit Agreement shall be binding upon the Company and the Depositary until it is expressly amended or superseded by a subsequent written agreement, irrespective of whether such agreement was entered into prior to, simultaneously with or subsequent to this Deposit Agreement, and notwithstanding any provision of this Deposit Agreement that might be construed to be inconsistent with such agreement.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 hereof), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Registrar and applicable to transfers of Shares to the name of the Depositary or the Custodian on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, the execution and delivery of Receipts pursuant to Section 4.03 and the surrender of Receipts pursuant to Section 2.05 and (6) a fee for the distribution of proceeds pursuant to Section 4.04, such fee, which may be deducted from such proceeds, being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of shares received in exercise of rights distributed to them pursuant to Section 4.04, but which rights are instead sold by the Depositary, and the net proceeds distributed.

The Depositary, subject to the Company’s statuts and Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11.

List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities, and the Company shall update such list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such list or update of such list, and shall not be liable for any action or omission made in reliance thereon.

SECTION 5.12.

Exclusivity.

Subject to the provisions of Section 5.04, the Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of Now York is acting as Depositary hereunder.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.1.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended or supplemented by agreement in writing between the Company and the Depositary without the consent of the Owners in any respect which they may deem necessary or desirable.  Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration, fees, cable, telex, or facsimile transmission costs, deliver costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after written notice of such amendment shall have been mailed to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective, if such Owner shall have been mailed such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.

Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its resignation, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  The Depositary shall mail notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  On and after the date of termination, each Owner shall, upon (i) surrender of each of its Receipts at the Depositary's Corporate Trust Office, (ii) payment of the fees of the Depositary for the surrender of Receipts provided herein and (iii) payment of any applicable taxes and governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipts.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations under Section 5.08 hereof.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.1.

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner during business hours.

SECTION 7.2.

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.

Owners and Holders as Parties; Binding Effect.

The Owners and holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5.

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by registered air mail or by cable, telex or facsimile transmission confirmed by letter addressed to TOTAL S.A., 2, place de la Coupole, La Défense 6, 92400 Courbevoie, France, Attention:  Direction Financiere--Direction du Financement, with a copy to Direction Juridique, Group US Counsel, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  ADR Department, 22 West, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail (other than registered mail) or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  Notices sent by registered mail or personally delivered will be deemed to have been duly given on the date on which signed for on behalf of the addressee.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6.

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.  It is understood that, notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares and other Deposited Securities and the obligations and duties of the Company in respect of such holders, as such, shall be governed by the laws of The Republic of France (or, if applicable, such other law as may govern Deposited Securities).

SECTION 7.7.

Compliance With U.S. Securities Law.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate United States securities laws, including but not limited to Section I A(1) of the General Instructions to the Registration Statement on Form F-6, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, TOTAL S.A. and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners and holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

TOTAL S.A.

By: _____________________________

Name:

Title:

THE BANK OF NEW YORK

By: _______________________________

Name:

Title: